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                                                                    EXHIBIT 23.5


                            CONSENT OF STEPHENS INC.

         We hereby consent to the inclusion of our opinion letter dated January 12, 1999 to the Board of Directors of Arkansas Banking Company as an annex to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Arkansas Banking Company with and into Regions Financial Corporation and to the references to such opinion under "Summary-Opinion of Arkansas Banking Company's Financial Advisor", "The Merger--Arkansas Banking Company's Reasons for the Merger" and "The Merger--Opinion of Arkansas Banking Company's Financial Advisor", in such Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/ Stephens Inc.

                                       Stephens Inc.

January 12, 1999